ConnectOne Bancorp, Inc.

(NASDAQ: CNOB)

Expanding into Hudson Valley Through Merger with Greater Hudson Bank (OTCQX: GHDS)

July 12, 2018

Forward Looking Statements

CAUTIONARY NOTES ON FORWARD LOOKING STATEMENTS

All non-historical statements in this investor presentation (including without limitation statements regarding the pro forma effect of the proposed transaction, annual cost savings, anticipated expense totals, the accretive nature of the proposed transaction, revenue enhancement opportunities, anticipated capital ratios and capital, positioning, value creation, growth prospects and timing of the closing) constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving ConnectOne Bancorp, Inc. ("ConnectOne") and Greater Hudson Bank ("Greater Hudson"), including future financial and operating results, and the combined company's plans, objectives, expectations and intentions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made. ConnectOne and Greater Hudson assume no duty to update forward-looking statements.

In addition to factors previously disclosed in ConnectOne's reports filed with the Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Greater Hudson shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Greater Hudson business or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in ConnectOne's stock price before closing, including as a result of the financial performance of Greater Hudson prior to closing; the reaction to the transaction of the companies' customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Important Additional Information

This communication is being made in respect of the proposed merger between ConnectOne and Greater Hudson. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, ConnectOne intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of Greater Hudson and a prospectus of ConnectOne, and ConnectOne will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of Greater Hudson are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by ConnectOne with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. In addition, the documents filed by ConnectOne may be obtained free of charge at its website at www.connectonebank.com or by contacting ConnectOne Bancorp, Inc., 301 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, Attention: Laura Criscione, Corporate Secretary

ConnectOne and Greater Hudson and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies of Greater Hudson's shareholders in connection with the proposed transaction. Information about the directors and executive officers of ConnectOne and their ownership of ConnectOne common stock is set forth in the proxy statement for ConnectOne's 2018 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on April 20, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Transaction Rationale

Strategically Compelling Merger Opportunity	• **Merger with a similarly-minded, commercially-focused lender operating inside ConnectOne's 75-mile radius NY/NJ target market** ✓ Solidifies ConnectOne's New York operations and meaningfully expedites organic growth plans in Rockland, Orange and Westchester Counties with immediate presence in demographically attractive Hudson Valley region ✓ Establishes SBA line of business ✓ Enhances C&I lending capabilities ✓ Provides potential to expand and enhance Greater Hudson's current and future business ✓ Well positioned for organic growth and significant cross-sell opportunities • **Significant efficiency opportunity in Greater Hudson transaction** ✓ Provides for infrastructure optimization by utilizing ConnectOne's technology investments and operating model to drive efficiencies • **Greater Hudson's financial profile significantly complements ConnectOne in key areas** ✓ Strong, valuable core deposit franchise with core deposit ratio of 85%(1) and NIB deposits of 20% ✓ Excess liquidity with loan-to-deposit ratio of 85% provides ConnectOne funding to drive continued organic growth ✓ CRE concentration of 336%, high yielding asset base and net interest margin coupled with an asset sensitive balance sheet • **Merger increases scarcity value of ConnectOne's franchise operating within the NY/NJ metro market**
Financially Attractive	• **Disciplined pricing** ✓ Price / tangible book value multiple of 134% versus comparable transaction median of 174%(2) ✓ Price / LTM core earnings with cost savings (as if cost savings were historically applied) of 10.0x(3) • **Strong liquidity profile and pro forma capital ratios** • **Attractive pro forma financial impact metrics** ✓ Approximately 2.5% accretive to 2020 estimated earnings (first fully phased-in year) ✓ Tangible book value dilution of approximately 1% at closing with an earnback of approximately 2 years(4) ✓ IRR over 20%
Low Integration Risk	• ~10% of current ConnectOne asset base • Comprehensive due diligence process and thorough review of loan portfolio • Conservative credit mark should ensure that acquired loan portfolio meets ConnectOne's underwriting standards (along with 3rd party credit review) • Capital neutral transaction with 100% stock consideration • Leverages M&A experience of ConnectOne management team • Complementary franchises with cohesive cultures and business strategies

Source: SNL Financial

Note: Financial data as of and for the quarter ended March 31, 2018.

(1) Core deposits defined as total deposits less jumbo time deposits (time deposits > 100K).

(2) Mid-Atlantic and New England bank and thrift M&A transactions announced since 2017 where target at announcement had assets between $250M - $1.0B and TCE/TA less than 15.0%.

(3) Core net income excludes impact of Tax Cuts and Jobs Act incurred during the quarter ended December 31, 2017, along with one-time personnel costs, legal expenses and a write-down to OREO all incurred during the quarter ended March 31, 2018; Cost savings of 40% as if historically applied.

(4) Calculated using the crossover method: Calculated as the time period at which the ConnectOne pro forma tangible book value per share equals ConnectOne's projected stand-alone tangible book value per share.

Transaction Overview

Consideration	• 100% of the consideration paid in ConnectOne common stock • Represents approximately $76.3 million, or $6.16 per share[(1)] • Greater Hudson shareholders to receive 0.2450 shares of ConnectOne common stock per share of Greater Hudson common stock; Greater Hudson's pro forma ownership will be approximately 9%

Pricing Metrics

Pricing Metric	Greater Hudson Acquisition Multiple	Comparable Transactions Median Multiple[(2)]
Price / Tangible Book Value	**134%**	174%
Core Deposit Premium[(3)]	**5.7%**	11.5%
Price / LTM Core Earnings[(4)]	**20.2x**	24.2x
Price / LTM Core Earnings w/ Cost Saves[(4)(5)]	**10.0x**	-

Key Transaction Assumptions	• One-time after-tax transaction and integration expenses of $7.0 million and after-tax net fair value marks of ($13.8) million (including the net credit mark and excluding core deposit intangible) • Cost savings estimated at 40% of Greater Hudson's non-interest expense base • Phased-in 75% in 2019 and 100% thereafter • Core deposit intangible (CDI) of 2.00% of Greater Hudson's non-time deposits. Amortization to occur over a 10 year period sum of years digit method • Gross credit mark of 5.3% of loan portfolio (includes a conservative mark to specifically identified credits)
Capital	• Minimal impact to capital
Board Seats	• One current Greater Hudson director will join the Board of ConnectOne
Closing	• Early first quarter of 2019 • Subject to required regulatory approvals, approval by Greater Hudson shareholders and other customary closing conditions

Source: SNL Financial

(1) Based on ConnectOne closing common stock price of $25.15 as of July 11, 2018 and 12,380,420 shares of Greater Hudson common stock outstanding.
(2) Mid-Atlantic and New England bank and thrift M&A transactions announced since 2017 where target at announcement had assets between $250M - $1.0B and TCE/TA less than 15.0%.
(3) Core deposits defined as total deposits less jumbo time deposits (time deposits > 100K).
(4) Core net income excludes impact of Tax Cuts and Jobs Act incurred during the quarter ended December 31, 2017, along with one-time personnel costs, legal expenses and a write-down to OREO all incurred during the quarter ended March 31, 2018 for Greater Hudson.
(5) Cost savings of 40% as if historically applied.

Greater Hudson Transaction Delivers on Key 2018/2019 Priorities for ConnectOne…

	ConnectOne	Greater Hudson Qualifications

Organic Growth Plan ↔	• ConnectOne is a high growth, high performing commercial bank serving the New York and New Jersey metro market
	• Focus market within 75 mile radius of New York City – strategically placed offices throughout NY/NJ
		✓ Strong commercial lending and deposit rich franchise operating in ConnectOne's target focus area
		✓ Accelerates ConnectOne's New York expansion and solidifies greater Hudson Valley market presence
		  ✓ Greater Hudson adds $341M in loans and $402M in deposits across demographically attractive Rockland, Orange and Westchester Counties
		  ✓ Brings team of seasoned lenders and core deposit gathering specialists

Core Funding ↔	• Core deposits: 80.5%(1) • Loans / deposits: 112.1% • Cost of deposits: 0.82%	✓ Core deposits: 85.4%(1) ✓ Loans / deposits: 84.8% ✓ Cost of deposits: 0.80%
CRE Concentration ↔	• CRE concentration: 509%(2)	✓ CRE concentration: 336%
Margin ↔	• Net interest margin: 3.26% • Yield on loans: 4.51%(3) • Total cost of funds: 1.10%	✓ Net interest margin: 3.59% ✓ Yield on loans: 5.38%(3) ✓ Total cost of funds: 0.92%
Lending Team ↔	• Strong C&I, owner-occupied and residential lending capabilities	✓ C&I team experienced in focused markets and SBA ✓ Greater Hudson customers to be paired with powerful ConnectOne platform; provides significant potential to expand current and new business
Technological Platform / Efficiency ↔	• Leading edge technology initiatives • Technological model incorporates nCino, Zelle and other digital platforms	✓ Greater Hudson's smaller scale limited investments in technological platform; results in substantial opportunities to leverage ConnectOne's "future of banking" technologies

Source: SNL Financial
Note: Financial data as of and for the quarter ended March 31, 2018.
(1) Core deposits defined as total deposits less jumbo time deposits (time deposits > 100K).
(2) CRE concentration ratio based on bank level regulatory filings.
(3) Yield on loans includes loans receivable and loans held-for-sale.

Solidifying New York Operations and Accelerating Hudson Valley Market Growth

Overview of Greater Hudson

- 15+ years of operating history in the Hudson Valley region, with a senior management team that boasts a combined 180+ years of banking experience
- Operates in the Rockland, Orange and Westchester markets
- Niche market focus consisting of Hudson Valley private businesses, municipalities and non-profits combined with a heavy emphasis on personal service to drive business
- Favorable competitive dynamics as market is largely dominated by the larger institutions, leaving tremendous opportunity for community banks catering to middle market businesses
- Last remaining community bank headquartered in Rockland County
- Strong core funding along with a low loan / deposit ratio of 85%(1)
- Asset sensitive balance sheet with a growing NIM of 3.59%(1)


Orange
Putnam
Sussex
NEW JERSEY
Passaic
Rockland
Westchester
Bergen
Morris
Warren
Essex
Bronx
Suffolk
Nassau
NEW YORK
Queens
Kings
Union
Somerset
Hunterdon
Hudson
Richmond
Middlesex
Mercer
Monmouth
ConnectOne Focus Market
- CNOB Branches
- GHDS Branches

Greater Hudson Financial Highlights(1)

Total Assets ($M)	$501.3	Core ROAA(2)	0.77%
Gross Loans ($M)	$340.7	Core ROAE(2)	6.59%
Total Deposits ($M)	$401.7	NIM	3.59%
TCE / TA	11.3%	Yield on Loans	5.38%
NPAs / Total Assets(3)	1.55%	Cost of Deposits	0.80%
CRE Concentration	336%	Loans / Deposits	84.8%

Source: SNL Financial
(1) As of and for the quarter ended March 31, 2018.
(2) Core profitability excludes one-time personnel costs, legal expenses and a write-down to OREO all incurred during the quarter ended March 31, 2018.
(3) NPAs defined as nonaccrual loans and leases and real estate owned, excluding renegotiated loans and leases.

Capitalizing on Operating Markets in Need of ConnectOne's High Quality Client Service Business Model

Rockland, Orange and Westchester Operating Market

- ~75% of market dominated by large financial institutions; leaving void for middle market businesses who desire personalized approach
- Given this dynamic, ConnectOne's business model, operating platform and scale can be applied to Greater Hudson's markets to drive market share growth
- Market share growth will further enhance ConnectOne's position within the greater NY/NJ metro market and increase franchise scarcity value

Deposit Breakdown by Asset Size in Rockland, Orange and Westchester

~75% of deposits in Rockland, Orange and Westchester Counties are controlled by large money-center institutions


2.0%
5.0%
11.3%
7.2%
74.5%
Total Asset Size(2)
>$250B
$50B-$250B
$10B-$250B
$1B-$10B
<$1B

Rockland, Orange and Westchester Counties Deposit Market Share (1)

Rank	Institution	# of Branches	Deposits in Market ($mm)	Market Share (%)	Total Assets(2) ($mm)
1	Sterling Bancorp	28	$7,452	6.1	$30,469
2	New York Private Bk. & Tr Corp.	4	$3,713	3.1	$6,308
3	Customers Bancorp Inc.	2	$1,847	1.5	$10,769
4	Signature Bank	2	$1,746	1.4	$44,436
5	Apple Financial Holdings Inc.	6	$930	0.8	$13,133
6	Orange County Bancorp Inc.	13	$801	0.7	$1,005
7	Westchester Bank Holding Corp.	7	$633	0.5	$829
8	PCSB Financial Corp.	10	$552	0.5	$1,457
9	Walden Savings Bank	10	$468	0.4	$555
10	Greater Hudson / ConnectOne	7	$377	0.3	$5,660

The combined company will be a significant community bank presence in the region, ranking top 10 within Rockland, Orange and Westchester Counties combined…**with the asset scale necessary to grow**

Source: SNL Financial
Note: Deposit data as of June 30, 2017; Pro forma for pending and recently completed transactions.
(1) Excludes money center banks and super-regionals with more than $50B in total assets.
(2) Financial data as of March 31, 2018.

Similarly Focused Commercial Lender with Strong Core Deposit Franchise, Diversified Loan Portfolio and Liquidity

Deposit Mix[1]

Greater Hudson

Total: $401.7M



14.6%
19.6%
9.0%
56.8%

'18 Q1 Cost of Deposits: 0.80%

Loans / Deposits: 84.8%

Greater Hudson brings a strong, core deposit franchise with increased liquidity…

- Time < $100K
- Time > $100K
- NIB Demand
- IB Demand, Savings & MMDA
- Core Deposits

ConnectOne

Total: $3,749.6M



19.5%
19.7%
14.0%
46.8%

'18 Q1 Cost of Deposits: 0.82%

Loans / Deposits: 112.1%

Loan Mix[2]

Total: $340.7M



0.1%
6.6%
22.9%
15.7%
54.7%

'18 Q1 Yield on Loans: 5.38%

…and expands C&I capabilities and establishes an SBA business for ConnectOne

- Construction
- C&I
- Residential R.E.
- Commercial R.E.
- Consumer & Other *(0.1% figure for both companies)*

Total: $4,248.6M



0.1%
6.6%
19.1%
11.3%
63.0%

'18 Q1 Yield on Loans: 4.51%

Source: SNL Financial

Note: Based on Greater Hudson & ConnectOne regulatory and GAAP filings, respectively, as of March 31, 2018; Percentages may not sum to 100% due to rounding.

(1) ConnectOne time deposit compositions based on bank level regulatory filings.

(2) Loan composition, totals and yields include loans receivable and loans held-for-sale.

Comprehensive Due Diligence to Ensure a Low Risk Transaction

- **Process including core systems, legal and credit diligence – consistent with ConnectOne's commitment to maintaining a strong credit culture**
- **Extensive, two-tiered credit review process completed by senior management and 3rd party loan review team**
  - Analyzed credit files, underwriting methodologies and policies and portfolio management process
  - Reviewed loans throughout all lending lines of Greater Hudson along with a 3rd party reviewer
  - Conservative credit mark brings Greater Hudson loan portfolio in line with current ConnectOne policies and underwriting guidelines
  - Credit mark of $18 million or 5.3% of outstanding loan portfolio and 4.4x loan loss reserves (includes a conservative mark to specifically identified credits)
- **Complementary pro forma combination**
  - Unlocks shareholder value for both companies
  - Significant franchise accretion and synergy opportunities within the pro forma institution
  - 40% cost savings based upon Greater Hudson's non-interest expense base achievable after identifying opportunities for expense consolidation
  - Well positioned to solidify ConnectOne's track record of having one of the best efficiency models in the industry; approximately 40% efficiency ratio pro forma
- **Notable integration experience, established team to facilitate successful execution of integration plan**

Financial Impact

- **Capital neutral transaction with attractive financial impact metrics at disciplined pricing**
- **No revenue synergies assumed**

Financial Impact[1]	
	ConnectOne
2020 EPS Accretion	Approx. 2.5%
Tangible Book Value Dilution (%)	Approx. 1%
Tangible Book Value Earnback Period (yrs)	Approx. 2 Years
IRR	Greater than 20%

Minimal Capital Impact[2]		
	ConnectOne	Pro Forma @ Closing
TCE / TA	8.3%	8.3%
Leverage Ratio	8.7%	8.9%
Total Risk Based Ratio	12.7%	12.2%

Transaction Pricing		
Pricing Metric	Greater Hudson Acquisition Multiple	Comparable Transactions Median Multiple[3]
Price / Tangible Book Value	134%	174%
Core Deposit Premium[4]	5.7%	11.5%
Price / LTM Core Earnings[5]	20.2x	24.2x
Price / LTM Core Earnings w/ Cost Saves[5][6]	10.0x	-

Source: SNL Financial

(1) Based on management estimates. Tangible book value dilution metrics estimated at deal closing. Tangible book value earnback calculated using the crossover method.

(2) ConnectOne shown as of the quarter ended March 31, 2018. Pro forma institution shown projected at deal closing based upon management estimates.

(3) Mid-Atlantic and New England bank and thrift M&A transactions announced since 2017 where target at announcement had assets between $250M - $1.0B and TCE/TA less than 15.0%.

(4) Core deposits defined as total deposits less jumbo time deposits (time deposits > 100K).

(5) Core net income excludes impact of Tax Cuts and Jobs Act incurred during the quarter ended December 31, 2017, along with one-time personnel costs, legal expenses and a write-down to OREO all incurred during the quarter ended March 31, 2018 for Greater Hudson.

(6) Cost savings of 40% as if historically applied.

Summary Transaction Merits

Strategically Compelling

- Solidifies ConnectOne's New York operations and meaningfully expedites organic growth plans in the Hudson Valley region
- Establishes new lines of commercial business and enhances others
- Provides for infrastructure optimization by utilizing ConnectOne's technology investments and operating model to drive efficiencies
- Greater Hudson's financial profile significantly complements ConnectOne in key areas
- Executes on strategic initiatives aimed to create long-term value for shareholders and increase scarcity value of ConnectOne's franchise

Financially Attractive

- Approximately 2.5% accretive to 2020 estimated earnings
- Minimal tangible book value dilution with a short earn back period
- Attractive returns with an IRR of greater than 20%

Low Integration Risk

- ~10%[(1)] of current ConnectOne asset base
- Comprehensive due diligence by ConnectOne
- Conservative credit mark should ensure that acquired loan portfolio meets ConnectOne underwriting standards (along with 3rd party credit review)
- Capital neutral transaction with 100% stock consideration
- Leverages M&A experience of ConnectOne management team

(1) As of and for the quarter ended March 31, 2018.

ConnectOne Bancorp, Inc.